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                                                                    EXHIBIT 7(d)


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                    BANK FULLY DISCLOSED CLEARING AGREEMENT
              WITH VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.
                     REGARDING VAN KAMPEN AMERICAN CAPITAL
                  OPEN-END AND CLOSED-END INVESTMENT COMPANIES
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Ladies and Gentlemen:

                 As dealer for our own account, we offer to make available to you shares of any of the Van Kampen American Capital open-end investment companies (the "Open-End Funds" or, individually, an "Open-End Fund") and Van Kampen American Capital closed-end investment companies (the "Closed-End Funds" or, individually, a "Closed-End Fund") distributed by Van Kampen American Capital Distributors, Inc. ("VKAC") pursuant to the terms and conditions contained herein. Collectively, the Open-End Funds and Closed-End Funds sometimes are referred to herein as the "Funds" or, individually, as a "Fund". You are a bank that desires to make available shares of such Funds to your customers on a fully disclosed basis wherein VKAC would confirm transactions of your customers in a Fund directly to them. You agree not to make available shares of such Funds during any fixed price offering of such shares.

                 VKAC acts as the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) for each Fund with respect to its offering of one or more classes of shares as described in each Fund's Prospectus. Pursuant to this Agreement, VKAC offers to make available to you shares of each Open-End Fund and each Closed-End Fund prior to the Effective Date (as defined herein) of each Fund's Registration Statement (as defined herein) (the "Initial Offering Period"), to the extent permitted by applicable law, and after the Effective Date of each Fund's Registration Statement (the "Continuous Offering Period") (if any) as described in such Closed-End Fund's Prospectus.

                 As used herein unless otherwise indicated, the term "Prospectus" means the final prospectus and Statement of Additional Information included in the Registration Statement for the Fund on the Effective Date and as from time to time thereafter amended or supplemented. As used herein unless otherwise indicated, the term "Preliminary Prospectus" means any preliminary prospectus and any Statement of Additional Information included at any time as a part of the Registration Statement for any Fund prior to the Effective Date and that is authorized by VKAC for use in connection with the offering of shares.

                 In consideration of the mutual obligations contained herein, the sufficiency of which is hereby acknowledged by you, the terms of the Agreement are as follows:

GENERAL TERMS AND CONDITIONS

                 1. Your acceptance of this Agreement constitutes a representation that you are a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and have been duly authorized to enter into this Agreement and perform your obligations hereunder. This Agreement as well as your authority to make shares available to your customers will automatically terminate if you shall cease to be a bank as defined above. You agree not to offer or sell shares of any Fund except through VKAC. You will not accept any orders from any broker, dealer or financial institution who is purchasing from you with a view toward distribution unless you have obtained such person's or entity's written consent to be bound by the terms of this Agreement.

                 2. For the purposes of the Securities and Exchange Commission's Financial Responsibility Rules and the Securities Investor's Protection Act, your customers will be considered customers of VKAC and not of your firm. VKAC has been granted an exemption from the NASD rules of Fair Practice, Article III Section 45 requirements to send customer statements and thus will not due so. Customer statements showing account activity and balances will be mailed to the customer by the Funds each time a financial transaction occurs in their account and on a monthly basis. Nothing herein shall cause your firm's customers to be interpreted as customers of VKAC for any other purpose, or to negate





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the intent of any other section of this agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this agreement.

                 3. In transactions where you make available shares of the Funds to the public, you shall have no authority to act as agent for the Fund or for VKAC. The customers in question are for all purposes your customers and not customers of VKAC. We will clear transactions for each of your customers only upon your authorization, it being understood in all cases that (a) you are acting as the agent for the customer; (b) the transactions are without recourse against you by the customer except to the extent that your failure to transmit orders in a timely fashion results in a loss to your customer; (c) as between you and the customer, the customer will have full beneficial ownership of the Fund shares; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

                 4. Each Fund has filed with the Securities and Exchange Commission (the "SEC") and the securities commissions of one or more states a Registration Statement (the "Registration Statement") on the SEC form applicable to the respective Fund. The date on which the Registration Statement is declared effective by the SEC is hereinafter referred to as the "Effective Date". Prior to the Effective Date of the Registration Statement with respect to a particular Fund, you expressly acknowledge and understand that with respect to such Fund:

                          (a)  Shares of such Fund may not be sold, nor may
offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

                          (b)  Except to the extent permitted by law, you will
not solicit or transmit to VKAC any indications of interest to purchase shares during any fixed-price offering.

                          (c)  The Fund's Preliminary Prospectus, together with
any sales material distributed for use in connection with the offering of shares of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy shares of such Fund and is subject to completion and modification by the Prospectus.

                          (d)  In the event and to the extent permitted by
applicable law you transmit indications of interest to VKAC for accumulation prior to the Effective Date, upon your instruction VKAC will send confirmation of such indications of interest directly to your customers in writing, together with copies of the Preliminary Prospectus for the Fund, and send copies of the confirmations to you. Indications of interest with respect to shares of a class of a Fund's shares transmitted to VKAC prior to the Effective Date are subject to acceptance or rejection by VKAC in its sole discretion and are conditioned upon the occurrence of (i) the Effective Date and (ii) the registration or qualification of the respective class of shares in the respective state.

                          (e)  Indications of interest with respect to shares
of a class of a Fund's shares not canceled by you prior to or on the later of
(i) the Effective Date and (ii) the registration or qualification of the respective class of shares in the respective state, and accepted by VKAC will be deemed by VKAC to be orders for Shares solely to the extent permitted by applicable law.

                          (f)  Upon your instruction, VKAC will send
confirmations of orders accepted by VKAC (including indications of interest deemed orders) directly to your customers in writing, together with copies of the Prospectus for the Fund, and send copies of the confirmations to you.

                          (g)  Upon receipt of duplicate confirmations you will
examine the same and promptly notify VKAC of any errors or discrepancies that you discover and will promptly bring to VKAC's attention any errors in such confirmations claimed by your customers. All confirmations to your customers will indicate that orders were placed on a fully disclosed basis.

                          (h)  All indications of interest and orders
transmitted to VKAC are subject to the terms and conditions of the Fund's Prospectus and this Agreement and are subject to acceptance or rejection by VKAC in its sole discretion.





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                 5.  After the Effective Date, you will not make shares of a class of the Fund's shares available in any state where they are not qualified for sale under the "blue sky" laws and regulations of such state, except for states in which they are exempt from qualification.

                 6. In the event that you make shares of the Fund available outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of the United States military authorities applicable to solicitations to military personnel.

                 7. Upon application to VKAC, VKAC will inform you as to the jurisdictions in which VKAC believes shares of a Fund have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions. VKAC understands and agrees that qualification of any shares of a Fund for sale in such jurisdictions shall be solely VKAC's responsibility and that you assume no responsibility or obligation with respect to such eligibility. You understand and agree that your compliance with the requirements of the securities or "blue sky" laws in each jurisdiction with respect to your right to make the shares available in such jurisdiction shall be solely your responsibility.

                 8. No person is authorized to make any representations concerning any class of shares of a Fund except those contained in the Fund's current Preliminary Prospectus or Prospectus, as the case may be. In purchasing shares from us you shall rely solely on the representations contained in such Prospectus. VKAC will furnish additional copies of a Fund's current Prospectus and sales literature issued by VKAC in reasonable quantities upon request.

                 9. You agree that you will distribute to the public only (i) the Prospectus and any amendment or supplement thereto and (ii) sales literature or other documents expressly authorized for such distribution by VKAC.

                 10. Orders received from you will be accepted by VKAC only at the public offering price applicable to each order as specified in the then-current Fund Prospectus. The minimum dollar purchase of any shares of each Fund by any person shall be the applicable minimum dollar amount described in the then-current Fund Prospectus for that class of shares, and no order for less than such amount will be accepted hereunder. The procedures relating to the handling of orders shall be subject to instructions that VKAC shall communicate from time to time to you. All orders are subject to acceptance or rejection by VKAC in its sole discretion. Upon acceptance of an order, we shall confirm directly to the customer in writing upon your instruction and send a copy of the confirmation to you. In addition, we will send a Fund Prospectus with the confirmation. You agree that upon receipt of duplicate confirmations you will examine the same and promptly notify VKAC of any errors or discrepancies that you discover and shall promptly bring to VKAC's attention any errors in such confirmations claimed by your customers. All confirmations to your customers will indicate that orders were placed on a fully disclosed basis.

                 11. Payment for Fund shares shall be made on or before the settlement date specified in the VKAC confirmation at the office of VKAC's clearing agent, by check payable to the order of the Fund which reserves VKAC's right to delay issuance or transfer of shares until such check has cleared. If such payment is not received by VKAC, VKAC reserves the right, without notice, forthwith either to cancel the trade at our option or as required by the provisions of Regulation T, and in either case, VKAC may hold you responsible for any loss suffered by the Fund. You agree that in transmitting investors' funds, you will comply with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

                 12. You shall not withhold placing orders with VKAC from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

                 13. VKAC will not accept from you any conditioned orders for shares, except at a definite, specified price.

                 14. You represent that you are familiar with Release No. 4968 under the Securities Act of 1933, as amended, and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, as it relates to the distribution of Preliminary Prospectuses (and not Statements of Additional Information) and Prospectuses (and not Statements of Additional Information) for each Fund and agree that you will comply therewith. You agree that if an investor or potential investor places a request with you to receive





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a Statement of Additional Information, you will (i) provide such person with a
Statement of Additional Information without charge and notify the Fund that you have done so, (ii) notify the Fund of the request so that the Fund can fulfill the request or (iii) tell such person to request a Statement of Additional Information by telephoning the Fund at the number set forth on the cover of the current Prospectus or Preliminary Prospectus. You also agree to keep an accurate record of your distribution (including dates, number of copies and persons to whom sent) of copies of any Preliminary Prospectus (and any Statement of Additional Information) and/or Prospectus (and any Statement of Additional Information) for each Fund (or any amendment or supplement to either) and, promptly upon request by VKAC, to bring all subsequent changes to such Preliminary Prospectus or Prospectus to the attention of anyone to whom such material shall have been distributed. You further agree to furnish to persons who receive a confirmation of sale of shares of any Fund a copy of the Prospectus for such Fund filed pursuant to Rule 497 under the Securities Act of 1933, as amended. Upon your request, VKAC will furnish to such persons a copy of the Prospectus for such Fund filed pursuant to Rule 497 Under the Securities Act of 1993, as amended.

                 15. The names of your customers shall remain your sole property and shall not be used by VKAC for any purpose except for servicing and informational mailings in the normal course of business to Fund shareholders.

                 16. Unless otherwise indicated in a Fund's Prospectus, stock certificates for shares sold will be issued to your customers only if specifically requested.

                 17. VKAC will have no liability to you, except for lack of good faith and for obligations expressly assumed by VKAC in this Agreement.

                 18. All communications to VKAC shall be sent to One Parkview Plaza, Oakbrook Terrace, Illinois 60181, Attention: Mutual Fund Department. Any notice to you shall be duly given if sent to you at the address specified by you below or such other address as you may designate to VKAC in writing.

                 19. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between VKAC and you.

                 20. This Agreement shall be construed in accordance with the laws of the State of Illinois without reference to the choice-of-law principles thereof.

                 21. The Fund reserves the right in its discretion and VKAC reserves the right in its discretion, without notice, to suspend or withdraw the offering of any shares of a Fund entirely. VKAC reserves the right, without notice, to amend, modify or cancel the Agreement. The Agreement may not be assigned by either party without prior written consent of the other party.

                 22. This Agreement may be terminated at any time by either party.

TERMS AND CONDITIONS APPLICABLE TO OPEN-END FUNDS

                 23. Each of the Open-End Funds is subject to an alternative distribution plan (the "Alternative Distribution Plan") as described in such Fund's then-current Prospectus pursuant to which the Open-End Fund may sell multiple classes of its shares with varying combinations of front-end service charges (each a "FESC"), distributions fees, service fees, contingent deferred sales charges (each a "CDSC"), exchange features, conversion rights, voting rights, expenses allocations and investment requirements. As used herein, classes of shares of a Fund subject to a FESC will be referred to as FESC Shares, and classes of shares of a Fund subject to a CDSC will be referred to as CDSC Shares.

                 24. (a) With respect to any shares of a class of FESC Shares of an Open-End Fund, the public offering price for such shares shall be the net asset value per share plus a FESC, expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then-current Prospectus of such Open-End Fund. On each order for shares of a class of FESC Shares of an Open-End Fund accepted by us, you will be entitled to receive the applicable agency commission for such shares as provided for in the then-current Prospectus of such Open-End Fund or, if not so provided, as provided to you from time to time in writing by VKAC.





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                          (b)  With respect to any shares of a class of CDSC
Shares of an Open-End Fund, the public offering price for such shares shall be the net asset value per share as determined and effective as of the time specified in the then-current Prospectus of such Open-End Fund. You will remit payment of the aggregate public offering price to VKAC for the CDSC Shares sold, and on each order accepted by us, you will be entitled to receive the applicable selling compensation for such shares as provided for in the then-current Prospectus of such Open-End Fund or, if not so provided, as provided to you from time to time in writing by VKAC.

                 25. Should you wish to participate in the Distribution Plan with respect to a class of shares adopted by an Open-End Fund pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940, as amended, or the Service Plan with respect to a class of shares, it is understood that you must be approved by the Board of Directors of such Open-End Fund and execute an Administrative Service Agreement.

                 26. With respect to the Open-End Funds, your acceptance of this Agreement constitutes a representation that you will adopt policies and procedures to comply with Rule 18f-3 under the Investment Company Act of 1940, with respect to when you may appropriately make available the various classes of shares of the Open-End Funds to investors and that you will make available such shares only in accordance therewith.

                 27. You agree to make shares of an Open-End Fund available to your customers only: (i) at the applicable public offering price, (ii) from VKAC and (iii) to cover orders already received by you from your customers. VKAC in turn agrees that it will not purchase any shares from an Open-End Fund except for the purpose of covering purchase orders that it has already received.

                 28. (a) If any shares of a class of FESC Shares of an Open-End Fund sold to your customers under the terms of this Agreement are repurchased by the Fund or by VKAC as agent for the Fund or are tendered for redemption within seven business days after the date of VKAC's confirmation of the original purchase, it is agreed that you shall forfeit your right to any agency commission received by you on such FESC Shares. VKAC will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to VKAC or to the Fund, and you shall forthwith refund to VKAC the full agency commission allowed to you on such sale. VKAC agrees, in the event of any such repurchase or redemption, to refund to the Fund its share of any discount allowed to VKAC and, upon receipt from you of the refund of the agency commission allowed to you, to pay such refund forthwith to the Fund.

                          (b)  If any shares of a class of CDSC Shares sold to
your customers under the terms of this Agreement are repurchased by the Fund or by VKAC as agent for the Fund or are tendered for redemption within seven business days after the date of VKAC's confirmation of the original purchase, it is agreed that you shall forfeit your right to any sales compensation received by you on such CDSC Shares. We will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to VKAC or to the Fund, and you shall forthwith refund to VKAC the full sales compensation paid to you.

TERMS AND CONDITIONS APPLICABLE TO CLOSED END-FUNDS

                 29.  No Closed-End Fund will issue fractional shares.

                 30. VKAC may, in its sole discretion, allocate shares of a Closed-End Fund among brokers, dealers and, to the extent permitted by applicable law, banks participating in the Initial Offering Period or among brokers, dealers and banks participating in the Continuous Offering Period, as the case may be, on other than a pro rata basis, which may result in certain brokers, dealers and banks not being allocated the full amount of shares of such Fund sold by them while certain other brokers, dealers and banks may receive their full allocation.

                 31. You agree that with respect to orders for shares of a Closed-End Fund, you will transmit such orders received, to the extent permitted by applicable law, during the Initial Offering Period to VKAC within the time period as specified in such Closed-End Fund's Prospectus (or in the time period as extended by VKAC in writing). You also agree to transmit any customer order received during the





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Continuous Offering Period to VKAC prior to the time that the public offering price for such Closed-End Fund is next determined after your receipt of such order, as set forth in the Closed-End Fund's Prospectus. There is no assurance that each Closed-End Fund will engage in a continuous offering of shares.

                 32. On each order accepted by VKAC for shares of a Closed-End Fund, you will be entitled to receive a concession paid out of VKAC's own assets as set forth in the then-current Prospectus of such Closed-End Fund (exclusive of additional compensation that may be payable pursuant to sales programs, if any, that may be established from time to time as described in the Prospectus for such Closed-End Fund, which will be payable only as and to the extent the requirements of such programs are satisfied). In no event will any Closed-End Fund reimburse VKAC for any such sales concessions or other additional compensation or pay any such concession or other additional compensation or allowance directly to you. VKAC will specify for each Closed-End Fund a period after the date that the shares of such Closed-End Fund are listed on the New York Stock Exchange, the American Stock Exchange or another national securities market system (which period will end no later than the first dividend payment date with respect to such Closed-End Fund) during which sales concessions and other additional compensation are subject to forfeiture as provided in the following sentence (the "Forfeiture Period"). During the Forfeiture Period for any Closed-End Fund, physical delivery of certificates representing shares will be required to transfer ownership of such shares. In the event that any shares of a Closed-End Fund sold through an order received from you, to the extent permitted by applicable law, in the Initial Offering Period or the Continuous Offering Period are resold in the open market or otherwise during the Forfeiture Period, VKAC reserves the right to require you to forfeit any sales concessions and other additional compensation with respect to such shares. In the event of a forfeiture, VKAC may withhold any forfeited sales concessions and other additional compensation that has not yet been paid or from other amounts yet to be paid to you (whether or not payable with respect to such shares), and you agree to repay to VKAC, promptly upon demand, any forfeited sales concessions and other compensation that has been paid. Determinations of the amounts to be paid to you or by you to VKAC shall be made by VKAC and shall be conclusive.

                 33. During the Initial Offering Period or any Continuous Offering Period for any Closed-End Fund, you agree to supply VKAC, not less frequently than once a week by Friday, 5:00 p.m. Eastern Time, during such Closed-End Fund's Initial Offering Period, a list setting forth by state and in the aggregate all indications of interest and, during any Continuous Offering Period, all shares sold by you of such Closed-End Fund during such week (or lesser period of time) and a list setting forth by name and location each registered representative making said sales and indicating the amount of all sales per Closed-End Fund to date.

                 34. You expressly acknowledge and understand that there is no Rule 12b-1 Plan for the Closed-End Funds.

                 35. You expressly acknowledge and understand that shares of the Closed-End Funds will not be repurchased by either the Closed-End Funds (other than through tender offers from time to time, if any) or by VKAC and that no secondary market for such shares is expected to develop until the shares have begun trading on a national exchange or national market system.
You hereby covenant that, until notified by VKAC that the distribution of such shares has been completed or that the Forfeiture Period has ended, you (a) will not make a secondary market in any shares of such a Closed-End Fund, (b) will not purchase or hold shares of such Closed-End Fund in inventory for the purpose of resale in the open market or to your customers and, (c) without VKAC's consent, will not repurchase shares of such Closed-End Fund in the open market or from your customers for any account in which you have a beneficial interest.

                 36. Unlike the other Closed-End Funds, the Continuous Offering period with respect to the Van Kampen American Capital Prime Rate Income Trust (the "Prime Rate Fund") may continue indefinitely. The offer to make available to you shares of the Prime Rate Fund is subject to further terms and conditions in addition to those set out above, as follows:
                          (a)  You expressly acknowledge and understand that
shares of the Prime Rate Fund will not be repurchased by either the Prime Rate Fund (other than through tender offers from time to time, if any) or VKAC and that no secondary market for the shares of the Prime Rate Fund exists currently or is expected to develop. You also expressly acknowledge and agree that, in the event your





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customer cancels their order for shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through VKAC.

                          (b)  You acknowledge and understand that, while the
Board of Trustees of the Prime Rate Fund intends to consider tendering for all or a portion of the Prime Rate Fund's shares on a quarterly basis, there is no assurance the Prime Rate Fund will tender for shares at any time or, following such a tender offer, that shares so tendered will be repurchased by the Prime Rate Fund. You acknowledge and understand that an early withdrawal charge payable to VKAC will be imposed on most shares accepted for tender by the Prime Rate Fund that have been held for less than five years, as set forth in the Prime Rate Fund's Prospectus. ANY REPRESENTATION AS TO A TENDER OFFER BY THE PRIME RATE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE PRIME RATE FUND'S CURRENT PROSPECTUS, IS EXPRESSLY PROHIBITED.

                 Please accept the foregoing by signing this Bank Fully Disclosed Clearing Agreement, keeping a copy for your files and returning the original to us.



Accepted and Agreed to:      (PRINT OR TYPE)





Dated:    ________________________________________             By:
                                                               Its:

          ________________________________________
          Bank  Name                                 VAN KAMPEN AMERICAN CAPITAL
                                                     DISTRIBUTORS, INC.
          ________________________________________
          Bank Taxpayer ID Number

          ________________________________________
          Address

          ________________________________________





          City, State, Zip
          ________________________________________
          Phone

          ________________________________________
          Signature

          ________________________________________
          Name

          ________________________________________
          Title









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                                  EXHIBIT A
                           POLICIES AND PROCEDURES
                       WITH RESPECT TO SALES UNDER THE
                        ALTERNATIVE DISTRIBUTION PLAN


                 As certain Van Kampen American Capital open-end investment companies (the "funds") offer multiple classes of shares subject to either front-end sales charges ("FESC Shares") or contingent deferred sales charges ("CDSC Shares"), it is important for an investor not only to choose the Fund that best suits his or her investment objectives, but also to choose the alternative distribution method that best suits his or her particular situation. To assist investors in these decisions, we (the selling firm) are instituting the following policy.

                 1. Any purchase order for $1 million or more must be for Class A Shares.

                 2. Any purchase order for $100,000 but less than $1 million is subject to approval by [appropriate selling firm supervisor], who must approve the purchase order ticket for the appropriate class of shares in light of the relevant facts and circumstances, including:

                          (a)  the specific purchase order dollar amount;

                          (b)  the length of time the investor expects to hold
his shares; and

                          (c)  any other relevant circumstances, such as the
availability of purchase price discounts under a Letter of Intent or a Quantity Discount.

                 There are instances when one financing method may be more appropriate than the other. For example, investors who would qualify for a significant purchase price discount from the maximum sales charge on shares of a class of FESC Shares that has such purchase price discounts may determine that payment of such a reduced front-end sales charge is superior to electing to purchase shares of a class of CDSC Shares with no front-end service charge but subject to a higher aggregate distribution and service fee. On the other hand, an investor whose order would not qualify for such purchase price discounts and intends to remain invested until after the expiration of the applicable CDSC may wish to defer the sales charge and have all his funds
invested in Class B Shares initially.   In addition if such investor
anticipates that he or she will redeem such shares prior to the expiration of the CDSC period applicable to Class B Shares the investor may, depending on the amount of his purchase, wish to acquire Class C Shares. However, investors who intend to hold their shares for a significantly long time may not wish to continue to bear the ongoing distribution and service expenses of shares of Class C Shares, irrespective of the fact that a contingent deferred sales charge would eventually not apply to a redemption of such shares.

                 [The appropriate selling firm supervisor] must ensure that all employees receiving investor inquiries about the purchase of shares from funds subject to Van Kampen American Capital Distributors, Inc.'s alternative distribution plan advise the investor of the available alternative distribution methods offered by such funds and the impact of choosing one method over another. It may be appropriate for [the appropriate selling firm supervisor] to discuss the purchase with the investor.

                 This policy is effective immediately with respect to any order for the purchase of shares from a fund subject to Van Kampen American Capital Distributors, Inc.'s alternative distribution plan.

                 Questions relating to this policy should be directed to [appropriate selling firm supervisor].





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